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ARTICLES OF AMENDMENT


Thomas A. Skiff and David N. Kane certify that:

1. They are the Senior Vice President and the Secretary, respectively, of AMERICAN CENTURION LIFE AND ACCIDENT
     INSURANCE COMPANY, an Indiana corporation.

2. The Articles of Incorporation of this Corporation are amended and restated to read as follows:

     "The undersigned, being seven or more natural persons of lawful age and citizens of the United States, at least a majority of whom are residents of the State of Indiana, do hereby adopt the following Articles of Incorporation.

     BE IT REMEMBERED that the following Articles of Incorporation and all matters heretofore done and hereafter to be done are in accordance with "An Act concerning insurance, and declaring an emergency," approved March 8, 1935, and all acts amendatory thereof and supplemental thereto.

(a) The name of this corporation shall be:

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

(b) The post office address of its principal office shall be:

                          54 Monument Circle
                        Indianapolis, IN  46204

(c) The purposes for which it is formed are as follows:

to transact the business of insurance to:

(1) insure the lives of persons, including insurance against permanent mental or physical disability resulting from accident combined with a policy for life insurance, and to grant, purchase or dispose of annuities including, among other things, making contracts providing for immediate or future life insurance and/or annuity payments, fundable and/or computable as to cost or payment or both out of or on the basis of experience factors derived from a segregated investment account of assets set aside by the company from or in relation to contributions, premiums or considerations received by it under such contracts, the establishment of such account in no way to affect the company's absolute ownership of the investment items to which the account from time to time pertains.

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(2)  issue insurance against bodily injury or death by accident and against disablement resulting from sickness and every insurance appertaining thereto.

(d) The term for which it shall continue as a corporation shall be perpetual.

(e) The amount of Capital Stock shall be $10,000,000 and the aggregate number of shares 100,000 which the company shall have authority to issue and the par value thereof $100.00 per share.

(f) The amount of paid-in capital with which the company will begin business will be $2,000,000.

(g) The names, occupations and post office addresses of each of the incorporators are as follows:

W.R. Potter, Resident Vice President
Fireman's Fund Insurance Company
4740 Kingsway Drive
Indianapolis, Indiana  46205

James K. Sommer, Attorney
1100 Merchants Bank Building
Indianapolis, Indiana  46204

Eric R. Johnson, Attorney
1100 Merchants Bank Building
Indianapolis, Indiana  46204

James A. Ehlers, Attorney
1100 Merchants Bank Building
Indianapolis, Indiana  46204

Terry R. Curry, Attorney
1100 Merchants Bank Building
Indianapolis, Indiana  46204

Yolanda L. Moore, Attorney
1100 Merchants Bank Building
Indianapolis, Indiana  46204

Gordon L. Pittenger, Attorney
1100 Merchants Bank Building
Indianapolis, Indiana  46204

(h) The names and post office addresses of the first officers and directors and their terms of office are as follows:

DIRECTORS (all terms one year)

Francis W. Benedict
1600 Los Gamos Road
San Rafael, California  94911
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Edwin F. Cutler
1600 Los Gamos Road
San Rafael, California  94911

M. Gordon Gaddy
1600 Los Gamos Road
San Rafael, California  94911

Hersh A. Markusfeld
1600 Los Gamos Road
San Rafael, California  94911

Frank J. McCormack
1600 Los Gamos Road
San Rafael, California  94911

O. D. Oliphant
1600 Los Gamos Road
San Rafael, California  94911

W. R. Potter
4740 Kingsway Drive
Indianapolis, Indiana  46205

OFFICERS (all terms one year)

Edwin F. Cutler
Chairman of the Board
and Chief Executive Officer
1600 Los Gamos Road
San Rafael, California  94911

M. Gordon Gaddy
President and Chief Operating Officer
1600 Los Gamos Road
San Rafael, California  94911

Francis W. Benedict
Senior Vice President and Secretary
1600 Los Gamos Road
San Rafael, California  94911

Bartlett T. Grimes
Senior Vice President
1600 Los Gamos Road
San Rafael, California  94911

Borell Kirschen
Senior Vice President and General Counsel
1600 Los Gamos Road
San Rafael, California  94911

Michael Djordjevich
Vice President and Treasurer
1600 Los Gamos Road
San Rafael, California  94911

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Thomas M. Keller
Vice President and Controller
1600 Los Gamos Road
San Rafael, California  94911

Thomas A. Skiff
Vice President and Senior Actuary
1600 Los Gamos Road
San Rafael, California  94911

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 9th day of September, 1981.

/s/ W. R. Potter        /s/ James K. Sommer


/s/ Eric R. Johnson     /s/ James A. Ehlers

3. The foregoing amendment and Restatement of Articles of Incorporation has been approved by the Board of Directors by unanimous written consent dated July 29, 1986.

4. The foregoing amendment and Restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with the Indiana Insurance Laws, Acts of 1935, as amended. The total number of outstanding shares of this Corporation is 20,000, and all shares were voted in favor of the amendment by written consent of the sole shareholder dated July 29, 1986.

/s/ Thomas A. Skiff
    Thomas A. Skiff,
    Senior Vice President

/s/ David N. Kane
    David N. Kane, Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at San Rafael, California, on August 7, 1986.

/s/ Thomas A. Skiff
    Thomas A. Skiff

/s/ David N. Kane
    David N. Kane